                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [x]
Filed by a party other than the Registrant
Check the appropriate box:
    Preliminary Proxy Statement
    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[x] Definitive Proxy Statement
    Definitive Additional Materials
    Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                   Fotoball USA, Inc.
   -----------------------------------------------
   (Name of Registrant as Specified in its Charter)


   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[x] No fee required
    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
    1) Title of each class of securities to which transaction applies:

    2) Aggregate number of securities to which transaction applies:
       -------------------------------------------------------------------------
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
       -------------------------------------------------------------------------
    4) Proposed maximum aggregate value of transaction:
                                                       -------------------------
    5) Total fee paid:
                      ----------------------------------------------------------
Fee paid previously with preliminary materials.
Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:
                              --------------------------------------------------
    2) Form, Schedule or Registration Statement No.:
                                                    ----------------------------
    3) Filing Party:
                    ------------------------------------------------------------
    4) Date Filed:
                  ----------------------------

                               FOTOBALL USA, INC.
                                 6740 COBRA WAY
                           SAN DIEGO, CALIFORNIA 92121

                               ------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  JUNE 21, 2001
                               -------------------

TO THE HOLDERS OF COMMON STOCK OF FOTOBALL USA, INC.:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Fotoball USA, Inc. (the "Corporation") will be held at 2:30 P.M., local time, on June 21, 2001, at the Wyndham Garden Hotel located at 5975 Lusk Boulevard, San Diego, California, for the following purposes:

         1. To elect one (1) director of the Corporation to hold office until the 2004 Annual Meeting of Stockholders and until the election and qualification of his successor.

         2. To increase the number of the Corporation's shares of common stock reserved for issuance under the Corporation's 1998 Stock Option Plan (the "Plan") from 700,000 to 800,000 and increase the maximum number of shares for which options may be granted under the Plan in any fiscal year to any one employee from 125,000 to 175,000.

         3. To transact such other business as may properly come before the meeting or any and all adjournments thereof.

         Only holders of record of the Corporation's Common Stock at the close of business on April 27, 2001 are entitled to receive notice of, and to vote at, the meeting and any adjournment(s) thereof. Such stockholders may vote in person or by proxy. The stock transfer books of the Corporation will not be closed.

         Stockholders who find it convenient are cordially invited to attend the meeting in person. If you are not able to do so and wish that your shares be voted, you are requested to fill in, sign, date and return the accompanying proxy in the enclosed envelope.
No postage is required if mailed in the United States.

                                            By Order of the Board of Directors,



                                            KAREN M. BETRO
                                            Secretary
Dated: May 29, 2001

                               FOTOBALL USA, INC.
                                 6740 COBRA WAY
                           SAN DIEGO, CALIFORNIA 92121
                                -----------------

                                 PROXY STATEMENT
                                -----------------

                         ANNUAL MEETING OF STOCKHOLDERS

                                  JUNE 21, 2001
                                -----------------

         This statement is furnished in connection with the solicitation by the Board of Directors of Fotoball USA, Inc. (the "Corporation") of proxies to be used at the Annual Meeting of Stockholders of the Corporation to be held at 2:30 P.M., local time, on June 21, 2001, at the Wyndham Garden Hotel located at 5975 Lusk Boulevard, San Diego, California, and at any adjournment(s) thereof. If proxy cards in the accompanying form are properly executed and returned, the shares of the Corporation's Common Stock, par value $.01 per share (the "Common Stock"), represented thereby will be voted as instructed on the proxy, but if no instructions are given, such shares will be voted (1) for the election as director of the Board of Directors of the nominee below, (2) for the increase of the number of shares of Common Stock reserved for the issuance under the Plan from 700,000 to 800,000 and the increase of the maximum number of shares for which options may be granted under the Plan in any fiscal year to any one employee from 125,000 to 175,000 and (3) in the discretion of the proxies named in the proxy card on any other proposals properly to come before the meeting or any adjournment thereof.

         Any proxy may be revoked prior to its exercise, but the attendance at the meeting by any stockholder who has previously given a proxy will not have the effect of revoking the proxy unless such stockholder delivers written notice of revocation to the secretary of the meeting prior to the exercise of the proxy. The approximate date of mailing of this Proxy Statement and the accompanying proxy card is May 30, 2001.
                                     VOTING

         Holders of record of the Common Stock on April 27, 2001 (the "Record Date") will be entitled to vote at the Annual Meeting or any adjournment thereof. As of that date, there were 3,579,032 shares of Common Stock outstanding and entitled to vote and a majority, or 1,788,517 of these shares, will constitute a quorum for the transaction of business. Each share of Common Stock entitles the holder thereof to one vote on all matters to come before the meeting, including the election of the director named herein.

         The favorable vote of a plurality of the votes cast at the meeting is necessary to elect the director nominated for election at the meeting. The favorable vote of a majority of the shares represented in person or by proxy and entitled to vote at the meeting is necessary to approve an increase of the number of shares of Common Stock reserved for issuance under the Plan from 700,000 to 800,000 and an increase of the maximum number of shares for which options may be granted under the Plan in any fiscal year to any one employee from 125,000 to 175,000. Abstentions will have the same effect as votes against the proposals. Broker non-vote (i.e. where brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned a proxy) will be disregarded for the proposal with respect to election of the director set above and will have no effect on the outcome of the votes for such proposal. However, broker non-votes will be treated as abstentions for the proposal with respect to amendment of the Plan set forth above and will have the same effect as a vote against such proposal. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSALS SET FORTH ABOVE.

                              ELECTION OF DIRECTORS

         The Corporation's Certificate of Incorporation and By-laws provide for a Board of Directors divided into three classes of directors serving staggered three-year terms. The Board of Directors currently consists of five members. At the forthcoming meeting to be held on June 21, 2001, one (1) director from the first class will be elected for a term expiring at the 2004 Annual Meeting of Stockholders. The Board of Directors has recommended Nicholas A. Giordano as the nominee for election as director from such class. The continuing director from the second class, Joel K. Rubenstein, is serving a term that expires on the date of the 2002 Annual Meeting of Stockholders and the continuing directors from the third class, Michael Favish and John J. Shea, are serving terms that expire on the date of the 2003 Annual Meeting of Stockholders.

         Salvatore T. DiMascio has served as a director from the first class since 1997. Mr. DiMascio's term expires on the date of the forthcoming meeting to be held on June 21, 2001. On March 13, 2001, Mr. DiMascio informed the Board that he has determined not to serve on the Board of Directors following the end of his current term.

         UNLESS OTHERWISE SPECIFIED IN THE ACCOMPANYING PROXY, THE SHARES VOTED PURSUANT THERETO WILL BE CAST FOR NICHOLAS A. GIORDANO AS THE DIRECTOR FROM THE FIRST CLASS, TO HOLD OFFICE UNTIL THE 2004 ANNUAL MEETING OF STOCKHOLDERS AND UNTIL HIS SUCCESSOR SHALL BE DULY ELECTED AND SHALL HAVE QUALIFIED. If, for any reason, at the time of election, Nicholas A. Giordano should be unwilling to accept nomination or election, it is intended that such proxy will be voted for the election, in his place, of a substitute nominee recommended by the Board of Directors. However, the Board of Directors has no reason to believe that Nicholas A. Giordano will be unable or unwilling to serve as a director, if elected.

         Information with respect to the Corporation's directors is set forth below.


--------------------------------------------------------------------------------------------------------
                                                          POSITIONS PRESENTLY HELD      HAS BEEN A
                  NAME                      AGE           WITH THE CORPORATION          DIRECTOR SINCE
--------------------------------------------------------------------------------------------------------


         CURRENT NOMINEE:
           Nicholas A. Giordano             58              Director                        1998

         DIRECTOR FROM SECOND CLASS:
           Joel K. Rubenstein               64              Director                        1994

         DIRECTOR FROM THIRD CLASS:
             Michael Favish                 52              Chairman, Chief Executive       1988
                                                            Officer and Director

             John J. Shea                   63              Director                        1999


         MICHAEL FAVISH has served as President and a director of the Corporation since his founding of the Corporation in December 1988 and as President, Chief Executive Officer and a director of the Corporation since March 1994. Mr. Favish has over 27 years of product design, manufacturing and sourcing experience and has established a number of strategic international sourcing alliances.

         JOHN J. SHEA has served as Director of the Corporation since August 1999. Mr. Shea served as President and Chief Executive Officer of Spiegel, Inc. from 1985 through 1997 and Vice Chairman of Spiegel from 1989 to 1997. Before joining Spiegel, Mr. Shea worked 21 years at the John Wanamaker Company, Philadelphia, serving ultimately as Senior Vice President and a member of the Executive Board. Mr.Shea also served as Chairman of the Board of the National Retail Federation, the world's largest retail trade association. Mr. Shea also serves as the Chairman of the Board of Trustees of LaSalle University and a member of the Advisory Board of the Kellogg Graduate School of Management at Northwestern University. Mr. Shea is currently serving, and has served, as a member of the Board of Directors of Pulte Corporation, a publicly-held corporation, since January 1995.

         NICHOLAS A. GIORDANO has served as a director of the Corporation since July 1998. In July 1998, Mr. Giordano was appointed interim President of LaSalle University for a one-year term. Additionally, from 1971 through August 1997, Mr. Giordano held various positions at The Philadelphia Stock Exchange, including from 1981 to 1997 as President and Chief Executive Officer. He also served as Chairman of the Board of the exchange's two subsidiaries: Stock Clearing Corporation of Philadelphia and Philadelphia Depository Trust Corporation. Mr. Giordano's previous business experience includes serving as Chief Financial Officer at two brokerage firms (1968-1971) and as a Certified Public Accountant at Price Waterhouse (1965-1971). Mr. Giordano is currently serving on the Board of Directors of W.T. Mutual Fund, Kalmar Investment, Daisytek International, and Selas Corporation of America, all of which are publicly-held corporations.

         JOEL K. RUBENSTEIN has served as a director of the Corporation since August 1994. From April 1990 through April 1992 and from March 1994 to present, Mr. Rubenstein has been a partner of the Contrarian Group, Inc., an operating management Corporation. In addition, from April 1994 to present, Mr. Rubenstein has been a principal of Oracle One Partners, Inc., a marketing management Corporation. From April 1992 through March 1994, Mr. Rubenstein served as the Senior Project Manager, Business & Economic Development for Rebuild L.A., the recovery organization created after the Los Angeles riots. Prior to such time, from January 1985 through April 1990, Mr. Rubenstein served as the Vice President, Corporate Marketing for Major League Baseball, Office of the Commissioner.

                       MEETINGS OF THE BOARD OF DIRECTORS

         During the fiscal year ended December 31, 2000, the Board of Directors held six meetings. During such period, each of the then-current directors of the Corporation attended 75% or more of the aggregate of (1) the total number of meetings of the Board of Directors and (2) the total number of meetings held by all committees of the Board of Directors on which such director served.

         The Board of Directors has standing audit and compensation committees.

         The members of the audit committee are Salvatore T. DiMascio, Nicholas
A. Giordano and John J. Shea. The audit committee's primary responsibilities are described below under the heading Report of the Audit Committee. The audit committee held four meetings during the year ended December 31, 2000.

         The members of the compensation committee are Salvatore T. DiMascio and Joel K. Rubenstein. The compensation committee's primary responsibility is to review the compensation arrangements relating to senior officers of the Corporation and to administer the Corporation's 1998 Stock Option Plan (the "Plan"). The compensation committee held one meeting during the year ended December 31, 2000.

         Salvatore T. DiMascio is a member of both the audit committee and the compensation committee. Mr. DiMascio's term as a director expires on the date of the forthcoming meeting to be held on June 21, 2001. On March 13, 2001, Mr. DiMascio informed the board that he has determined not to serve on the Board of Directors following the end of his current term. Following the end of Mr. DiMascio's term, the Board of Directors will appoint another director to serve on the audit committee and another director to serve on the compensation committee.

      COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Corporation's directors and executive officers and persons who own beneficially more than ten percent of the Common Stock to file with the Securities and Exchange Commission initial reports of beneficial ownership and reports of changes in beneficial ownership of the Common Stock. Officers, directors and persons owning more than ten percent of the Common Stock are required to furnish the Corporation with copies of all such reports. To the Corporation's knowledge, based solely on a review of copies of such reports furnished to the Corporation, the Corporation believes that, during fiscal 2000, all Section 16(a) filing requirements applicable to its officers, directors and persons owning beneficially more than ten percent of the Common Stock were in compliance.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information as of March 31, 2001 with respect to the Common Stock of the Corporation beneficially owned by (a) all persons known to the Corporation to own beneficially more than 5% of any class of voting security of the Corporation, (b) all directors and nominees, (c) the Named Executives (as defined under the caption "Executive Compensation") and
(d) all executive officers and directors of the Corporation as a group.

--------------------------------------------------------------------------------------------------------------------
                                           SUMMARY OF BENEFICIAL OWNERSHIP
--------------------------------------------------------------------------------------------------------------------
                                                                       AMOUNT OF BENEFICIAL          % OF STOCK
NAME                          ADDRESS                                      OWNERSHIP (1)            OWNERSHIP (1)
--------------------------------------------------------------------------------------------------------------------
Michael Favish                6740 Cobra Way                                551,752 (2)                 15.4%
                              San Diego, CA  92121
Salvatore T. DiMascio         22951 Aegean Sea Drive                         12,000 (3)                   *
                              Monarch Beach, CA  92629
Nicholas A. Giordano          1755 Governor's Way                            22,500 (4)                   *
                              Blue Bell, PA 19422
Joel K. Rubenstein            1071 Camelback Street, Suite 111               24,000 (5)                   *
                              Newport Beach, CA 92660
John J. Shea                  5535 East Circulo Terra                        24,000 (6)                   *
                              Tucson, AZ 85750
Carl E. Francis               6740 Cobra Way                                 35,500 (7)                   *
                              San Diego, CA 92121
Steven B. Katzke              6740 Cobra Way                                 14,030 (8)                   *
                              San Diego, CA 92121
All officers and directors as a group (11 persons)                              787,645                 22.0%

         *Less than 1%.

(1) This table identifies persons and entities having sole voting and/or investment power with respect to the shares set forth opposite their names as of May 29, 2001, according to information furnished to the Corporation by each of them. A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date of this Proxy Statement upon the conversion of convertible securities or the exercise of warrants or options. Percent of Common Stock ownership is based on 3,579,032 shares of Common Stock outstanding, and assumes that in each case the person or entity only, or the group only, exercised his or its rights to purchase all shares of Common Stock underlying stock options and warrants.

(2) Includes 110,000, 6,667, and 2,333 shares of Common Stock issuable upon exercise of currently exercisable options at per share exercise prices of $1.69, $2.69 and $6.63, respectively.

(3) Includes 5,000 and 5,000 shares of Common Stock issuable upon exercise of currently exercisable options at per share exercise prices of $4.75 and $4.00, respectively.

(4) Includes 5,000, 5,000 and 5,000 shares of Common Stock issuable upon exercise of currently exercisable options at per share exercise prices of $2.38, $4.75 and $4.00, respectively.

(5) Includes 7,500, 5,000, 5,000 and 5,000 shares of Common Stock issuable upon exercise of currently exercisable options at per share exercise prices of $1.69, $2.38, $4.75, and $4.00, respectively.

(6) Includes 5,000 and 5,000 shares of Common Stock issuable upon exercise of currently exercisable options at per share exercise prices of $4.84 and $4.00, respectively.

(7) Includes 30,000, 3,333 and 1,667 shares of Common Stock issuable upon exercise of currently exercisable options at per share exercise prices of $1.69, $2.69 and $6.63, respectively.

(8) Includes 10,000, 1,667 and 1,667 shares of Common Stock issuable upon exercise of currently exercisable options at per share exercise prices of $1.69, $2.69 and $6.63, respectively.

                             EXECUTIVE COMPENSATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

         The following table shows, for the fiscal years ended December 31, 1998, 1999 and 2000, the compensation paid by the Corporation, as well as certain other compensation paid or accrued for those years, to Michael Favish, the Corporation's President and Chief Executive Officer, Carl E. Francis, the Corporation's Senior Vice President of Sales and Marketing, and Steven B. Katzke, the Corporation's Vice President, Specialty Sales and Marketing (the "Named Executives"). No other person who served as an executive officer of the Corporation received salary, and bonus in excess of $100,000 during the fiscal year ended December 31, 2000.


------------------------------------------------------------------------------------------------------------------
                                        SUMMARY COMPENSATION TABLE
------------------------------------------------------------------------------------------------------------------
                                                                                                  LONG-TERM
                                               ANNUAL COMPENSATION                               COMPENSATION
                                     ---------------------------------------------------     ---------------------
      Name and
Principal Position                    Year    Salary ($)     Bonus ($)    Other ($)               Options (#)
----------------------------------------------------------------------------------------     ---------------------
Michael Favish                        2000       210,000             -       19,746 (1)                       0
President and Chief                   1999       190,000        47,000       22,070 (2)                   7,000
Executive Officer                     1998       165,000        20,000                                   10,000

Carl E. Francis                       2000       100,000        20,000        3,924 (3)                       0
Senior Vice President,                1999        88,000        47,000            0                       5,000
Sales and Marketing                   1998        80,000        40,000            0                      20,000

Steven B. Katzke                      2000        90,000        20,000        3,000 (4)                       0
Vice President, Specialty             1999        75,000        75,000            0                       5,000
Sales and Marketing                   1998        60,000        37,000            0                      20,000


(1) Includes $9,000 for reimbursement of automobile expenses, $8,000 for disability insurance coverage and $2,746 for health insurance coverage.
(2) Includes $9,000 for reimbursement of automobile expenses, $7,700 for disability insurance coverage and $5,370 for health insurance coverage.
(3) Includes $3,000 for reimbursement of automobile expenses, and $924 for health insurance coverage.
(4)      Includes $3,000 for reimbursement of automobile expenses.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Michael Favish, President and Chief Executive Officer of the Corporation, and Karen Betro, Vice President of Operations of the Corporation, have a long-term relationship with no spousal rights. Derrick Favish, a non-officer employee and stockholder of the Corporation, is the brother of Michael Favish, the President and Chief Executive Officer of the Corporation. Greg Favish and Terry Favish, non-officer employees of the Corporation, are the sons of Michael Favish. Greg Favish terminated employment with the Corporation on December 31, 2000.

         Any future transaction with directors, executive officers or their affiliates, including, without limitation, any granting or forgiveness of loans, will be made only if the transaction has been approved by a majority of the then independent and disinterested members of the Board of Directors and is on terms no less favorable to the Corporation than could have been obtained from unaffiliated parties.

STOCK OPTIONS

         No Stock Options were granted to the Named Executives in 2000.

OPTION HOLDINGS

         The following table sets forth stock options exercised by the Named Executives during 2000 and unexercised options held by the Named Executives as of the end of 2000.

----------------------------------------------------------------------------------------------------------------------------
                                      AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                                                 AND YEAR-END OPTION VALUES
----------------------------------------------------------------------------------------------------------------------------

                                                            SECURITIES UNDERLYING           VALUE OF UNEXERCISED IN-THE-MONEY
                                            VALUE          UNEXERCISED OPTIONS AT                      OPTIONS AT
 NAME                        SHARES       REALIZED            12/31/00 (#) (1)                      12/31/00 ($) (2)
                          EXERCISED (#)      ($)       EXERCISABLE     UNEXERCISABLE          EXERCISABLE      UNEXERCISABLE
----------------------------------------------------------------------------------------------------------------------------
Michael Favish                      0            0           119,000            8,000                 $0                  $0
Carl E. Francis                     0            0            30,000           10,000                 $0                  $0
Steven B. Katzke                6,666     $ 21,575             8,334           10,000                 $0                  $0

(1) This represents the total number of shares subject to stock options held by the Named Executives as of December 31, 2000. These options were granted on various dates during the years 1994 through 2000.

(2) Based on the $1.13 closing price of the Corporation's Common Stock on the Nasdaq National Market on December 29, 2000.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

         The Corporation is party to an employment agreement (the "Favish Agreement") with Michael Favish, which provides that Mr. Favish will serve as President and Chief Executive Officer for a three-year term commencing on August 10, 1999. Mr. Favish's annual base salary was $190,000 during 1999, $210,000 during 2000 and was increased to $230,000 for 2001, with annual increases at the discretion of the compensation committee. Mr. Favish is also entitled to a bonus at the discretion of the compensation committee and will be granted options, vesting over a three-year period, to purchase not less than 10,000 shares of Common Stock per year at a per share exercise price equal to the then-current fair market value. During 1999, Mr. Favish waived his right to receive options to purchase 3,000 shares of Common Stock and received options to purchase 7,000 shares of Common Stock, pursuant to the Favish Agreement. During 2000, Mr. Favish waived his right to receive options to purchase 10,000 shares of Common Stock, pursuant to the Favish Agreement.

         The Favish Agreement also provides that Mr. Favish will not engage in a business which competes with the Corporation for the term of the Favish Agreement and for one year thereafter. In the event that Mr. Favish's employment is terminated as a result of a Constructive Termination (as defined in the Favish Agreement), the Favish Agreement provides that the Corporation will pay Mr. Favish the base salary and bonus compensation payable to Mr. Favish for a period equal to the greater of (i) the remainder of the term of the Favish Agreement or (ii) one year. In the event that Mr. Favish's employment is terminated following a Change in Control of the Corporation (as defined in the Favish Agreement), the Favish Agreement provides that the Corporation will pay Mr. Favish a termination and non-competition payment equal to the greater of (i) the base salary and bonus compensation payable to Mr. Favish through the remainder of the term of the Favish Agreement or (ii) 2.99 times Mr. Favish's base salary and bonus compensation for the calendar year prior to such termination.

         The Corporation is party to an employment agreement (the "Dickey Agreement") with Scott P. Dickey which provides that Mr. Dickey will serve as President and Chief Operating Officer for a two-year term commencing on April 2, 2001 and continuing until April 1, 2003. Mr. Dickey's annual base salary will be $200,000. Mr. Dickey is also entitled to a bonus based on a bonus compensation plan jointly established between the Board and Mr. Dickey. Such plan will be based on pre-tax net income targets determined in accordance with generally accepted accounting principles ("GAAP"), applied on a consistent basis. The Dickey Agreement provides that the board will establish three separate pre-tax net income targets which if achieved by the Corporation during such period, would entitle Mr. Dickey to a bonus compensation of fifty percent (50%), seventy five percent (75%) and one hundred (100%), respectively of his base salary. For the fiscal year ended December 31, 2001, the minimum bonus compensation shall be $37,500. The Dickey Agreement also provides that Mr. Dickey shall receive options to purchase 125,000 shares of Common Stock at $1.12 per share (the market price on March 28, 2001, the date the Dickey Agreement was signed) subject to and in accordance with, the Corporation's 1998 Stock Option Plan. In addition, Mr. Dickey shall receive options to purchase shares of Common Stock equal to the greater of (a) 25,000 shares, or (b) 25,000 multiplied by a fraction, the numerator of which is the closing market price of the Common Stock on the Corporation's 2001 Annual Meeting date and the denominator of which is $1.12 ("Additional Options"). If the proposal contained in this Proxy Statement to amend the Corporation's 1998 Stock Option Plan is approved by the shareholders, the Additional Options shall be granted subject to and in accordance with the Corporation's 1998 Stock Option Plan. If the proposal contained in this Proxy Statement to amend the Corporation's 1998 Stock Option Plan is not approved by the shareholders, the Additional Options shall be granted outside of the Corporation's 1998 Stock Option Plan and Mr. Dickey shall be entitled to unlimited "piggyback registration rights" on the Additional Options. Fifty percent (50%) of all options issued under the Dickey Agreement shall vest as of April 1, 2002 and the remaining options shall vest as of April 1, 2003. In the event Mr. Dickey is terminated for cause (as defined in the Dickey Agreement), the Dickey Agreement provides that Mr. Dickey is no longer entitled to any compensation. In the event the agreement is involuntary terminated for good reason (as defined in the Dickey Agreement), Mr. Dickey is entitled to a lump sum payment equal to the unpaid base salary for the remainder of the term of the agreement, and the granted options will automatically become fully vested and exercisable.

         DIRECTOR COMPENSATION

         Directors who are not employees of the Corporation receive cash compensation of $15,000 per calendar year and options to purchase 5,000 shares of Common Stock under the Plan on July 1 of each year of service on the Board of Directors at the price equal to the then fair market value of the Common Stock. All directors are reimbursed for reasonable expenses incurred in connection with attendance of meetings.

APPROVAL OF AN AMENDMENT TO THE CORPORATION'S 1998 STOCK OPTION PLAN INCREASING
   THE NUMBER OF SHARES AVAILABLE FOR ISSUANCE UPON EXERCISE OF OPTIONS FROM 700,000 TO 800,000 AND INCREASING THE ANNUAL SHARE LIMITATION PER EMPLOYEE FROM
                           125,000 TO 175,000 SHARES

         The Plan provides for issuance of options to purchase up to an aggregate of 700,000 shares of Common Stock (subject to adjustment in the event of stock splits, stock dividends and similar dilutive events) to regular, full-time employees and non-employee directors of the Corporation or any parent or subsidiary (as defined in the Plan) of the Corporation. On March 13, 2001, the compensation committee, the administrator of the Plan, approved an increase of the number of shares available for issuance upon exercise of options granted under the Plan from 700,000 to 800,000 and an increase in the maximum number of shares for which options may be granted under the Plan in any fiscal year to any one employee from 125,000 to 150,000 in order to ensure an adequate pool of stock options to attract qualified employees.

         To date, the Corporation has granted options to purchase 526,389 shares of Common Stock under the Plan. The maximum number of shares for which options may be granted under the Plan in any fiscal year to any one employee is 125,000; provided, however, that the compensation committee may adopt procedures for the counting of shares relating to any grant of options to ensure appropriate counting, avoid double counting, and provide for adjustments in any case in which the number of shares actually distributed differs from the number of shares previously counted in connection with such grant.

DESCRIPTION OF THE PLAN

         The Plan authorizes the issuance of both (i) incentive stock options ("ISOs"), as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and (ii) non-qualified stock options ("NQSOs") which do not conform to the requirements of Section 422 of the Code or which the compensation committee otherwise elects to treat as NQSOs. Pursuant to the Plan, employees of the Corporation may be granted either ISOs or NQSOs and non-employee directors of the Corporation may be granted only NQSOs. The exercise price of each NQSO or ISO shall be fixed by the compensation committee, but generally shall not be less than 100% of the fair market value of the Common Stock at the time of grant, except that the exercise price of each ISO granted to an employee who owns 10% or more of the outstanding stock of the Corporation or a subsidiary or parent of the Corporation ("10% Stockholder") shall not be less than 110% of the fair market value on the date of grant. The term of each NQSO shall be fixed by the administrator of the Plan, but generally shall not exceed ten years from the date of the grant. The term of each ISO shall in no event be more than ten years from the date of the grant or, in the case of an ISO granted to a 10% Stockholder, five years from the date of the grant. No stock options may be granted under the Plan after the earliest to occur of (i) the date on which all options issuable under the Plan have been issued, (ii) the termination of the Plan by the Board of Directors or (iii) March 9, 2008.

         Subject to Code Section 422, no option and no right under any such option, shall be assignable, alienable, saleable, or transferable by a participant otherwise than by will or by the laws of descent and distribution, and such option, and each right under any such option, shall be exercisable during the participant's lifetime, only by the participant or if permissible under applicable law (including Code Section 422, in the case of an ISO) by the participant's guardian or legal representative. No option and no right under any such option may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment, or encumbrance thereof shall be void and unenforceable against the Corporation. Notwithstanding the foregoing, the compensation committee may, in its discretion, provide that NQSOs be transferable, without the benefit of such immediate family members and to partnerships in which such family members are the only partners.

         Payments by optionholders upon exercise of an option may be made (as determined by the compensation committee) in cash or such other form of payment as may be permitted under the Plan, including, without limitation, shares of Common Stock, outstanding options or other consideration or a broker-assisted cashless exercise program established by the compensation committee. Upon the exercise of an option, the optionholder shall pay to the Corporation the exercise price plus the amount of the required federal and state withholding taxes, if any. The Plan also allows participants to elect to have shares withheld upon exercise for the payment of federal and state withholding taxes.

         Subject to the provisions of the Plan, the compensation committee has the authority to determine the individuals to whom options are to be granted, the number of shares to be covered by each option, the exercise price, the type of option, the option period, the restrictions, if any, on the exercise of the option, the terms for the payment of the option price and other terms and conditions. The compensation committee has the authority, subject to the terms of the Plan, to construe and interpret any of the provisions of the Plan or any option granted thereunder. Such Interpretations are binding on the Corporation and the optionholder.

         In addition to the ISOs and the NQSOs, which may be granted to employees under the Plan at the discretion of the administrator of the Plan, each non-employee director automatically receives an option to purchase 5,000 shares of Common Stock on July 1 of each year of service as a non-employee director on the Board of Directors during the term of the Plan. The exercise price of the shares of the Common Stock subject to options granted to each non-employee director shall be equal to the fair market value of the shares of the Common Stock on the date of grant. Options granted under the Plan to non-employee directors, with limited exceptions, may only be exercised within ten years of the date of grant and while the recipient of the option is a director of the Corporation.

During 2000, 66,000 stock options were granted, 12,496 stock options were exercised, and 88,170 stock options were canceled.

         The Plan, as originally adopted, provided for the issuance of options to purchase up to 500,000 shares of Common Stock (subject to adjustments in the event of stock splits, stock dividends and similar dilutive events). The Plan was amended by shareholder approval on May 18, 1999, to provide for the issuance of options to purchase up to 700,000 shares of Common Stock (subject to adjustments in the event of stock splits, stock dividends and similar dilutive events). Since the adoption of the Plan and its amendment, however, the number of shares available for issuance has become inadequate to insure an appropriate supply of options to be provided as incentives to new employees. In addition, the annual maximum share limit of 125,000 shares per employee has become inadequate to attract senior executive employees. Therefore, on March 13, 2001, the Board of Directors approved an increase in the number of shares available for issuance upon exercise of options granted under the Plan from 700,000 to 800,000 and an increase in the maximum number of shares for which options may be granted under the Plan in any fiscal year to any one employee from 125,000 to 175,000. The Board of Directors believes that this increase in shares and annual limit will be sufficient to provide for the Corporation's needs for the near future. Under the terms of the Plan, such an increase in the number of shares in the Plan and the annual share limit per employee under the Plan must be approved by the holders of a majority of the Corporation's voting stock.

         Except for the increase in the number of shares and the increase in the annual share limit per employee, the Plan will remain in full force and effect as at present. The amendment to the Plan would provide that the first two sentences of Section (4) (a) (i) of the Plan be amended to read in their entirety:

         Options issuable under the Plan are limited such that the maximum aggregate number of Shares which issued to, or by reason of, Options is 800,000. Further, no participant shall be granted Options to purchase more than 175,000 shares in any one fiscal year;
               provided, however, that the Compensation Committee may adopt procedures for the counting of Common Shares, relating to any grant of Options to insure appropriate counting and double counting, and provide for adjustments in any case in which the number of Common Shares actually distributed differs from the number of Shares previously counted in connection with such grant;
               provided further, however, that the Option granted under the Corporations 1994 Stock Option Plan shall not be treated as outstanding.

BOARD RECOMMENDATION

         The Board of Directors recommends that the stockholders vote FOR approval of an amendment to the Plan increasing the number of shares available for issuance upon exercise of options from 700,000 to 800,000 and increasing the maximum number of shares for which options may be granted under the Plan in any fiscal year to any one employee from 125,000 to 175,000.

                          REPORT OF THE AUDIT COMMITTEE

         The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Corporation filing under the Securities Act of 1933 or by the Securities Exchange Act of 1934, except to the extent the Corporation specifically incorporates this Report by reference therein.

         During fiscal 2000, the Audit Committee of the Board of Directors developed a charter for the Committee, which was approved by the full Board on May 13, 2000. The complete text of the charter, which reflects standards set forth in the new Securities and Exchange Commission regulations and National Association of Securities Dealers ("NASD") rules is included in the appendix to this proxy statement.

         As set forth in more detail in the charter, the Audit Committee's primary duties and responsibilities are to:

o Monitor the integrity of the Corporation's financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance.

o Monitor the independence and performance of the Corporation's independent auditors.

o Provide an avenue of communication among the independent auditors, management, and the Board of Directors.

         The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities and it has direct access to the independent auditors as well as anyone in the organization. The Audit Committee has the ability to retain, at the Corporation's expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

         The Audit Committee meets at least four times a year following the completion of the auditor's review of the results of operations of the first three quarters of the fiscal year and the auditor's audit of the full fiscal year's results of operations. The members of the Audit Committee are independent (as independence is defined in Rule 4200(a)(15) of the NASD listing standards).

         The Audit Committee has reviewed and discussed the audited financial statements with management. The Audit Committee has also discussed with the independent auditor the matters required to be discussed by SAS 61, (Statement on Auditing Standards, Commuications with Audit Committees), including the auditor responsibility under Generally Accepted Auditing Standards, Significant Accounting Policies, Management Judgements and Accounting Estimates, Significant Audit Adjustments, as well as any difficulties encountered in performing the audit or issues discussed prior to retention, or any consultation with other accountants. The Audit Committee has received from the auditor, written disclosure regarding the auditor's independence as required by Independence Standards Board Standard No. 1.

         Based on the review and discussion included above, the Audit Committee recommended to the Board of Directors the inclusion of the audited financial statements in the Corporation's Annual Report on Form 10-KSB.

Members of the Audit Committee

Salvatore T. DiMascio, Chairman
Nicholas A. Giordano
John J. Shea

                          INDEPENDENT PUBLIC ACCOUTANTS

         The independent public accountants that audited the Corporations financial statements for the last fiscal year, Hollander, Lumer & Co. ("Hollander"), have merged with and into Good, Swartz, Brown, Berns and Co. LLP ("Good").

         Hollander's report on the financial statements of the Corporation for each of the previously audited financial statements for 2000 and 1999 did not contain any adverse opinion or disclaimer of opinion , and was not modified as to uncertainty, audit scope or accounting principles.

         In connection with the audits by Hollander of the Corporation's financial statements for 2000 and 1999, there were no disagreements with Hollander on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedure, which if not resolved to Hollander's satisfaction, would have caused Hollander to make reference to the subject matter of the disagreements in connection with its audit report with respect to financial statements of the Corporation for 2000 and 1999. The term disagreement is utilized in accordance with Instruction 4 to Item 304 of Regulation S-B.

         A representative of Hollander (Good) is expected to be present at the Annual Meeting. The representative will also be available to respond to appropriate questions from any stockholder present at the meeting.

AUDIT FEES
         Hollander has billed $66,950 for professional services rendered for the audit of the Corporation's annual financial statements for 2000 and the reviews of the financial statements included in the Corporations Forms 10-QSB for 2000.

NON-AUDIT FEES
         Because no non-audit services were provided by Hollander in 2000, it was unnecessary for the Corporation's Audit Committee to consider whether the provision of such services is compatible with maintaining Hollander's independence.

                                 OTHER BUSINESS

         The Board of Directors of the Corporation knows of no other matters that may be presented at the Annual Meeting. However, if any other matters properly come before the meeting, or any adjournment thereof, it is intended that proxies in the accompanying form will be voted in accordance with the judgment of the persons named therein.

                              STOCKHOLDER PROPOSALS

         Proposals of stockholders intended to be presented at the next annual meeting of the Corporation's stockholders must be received by the Corporation for inclusion in the Corporation's 2002 Proxy Statement on or prior to December 22, 2001 (120 days prior to the estimated date of mailing for the Corporation's 2002 Annual Meeting of the Stockholders).

         Such proposals should be sent to the Chief Financial Officer of the Corporation by certified mail, return receipt requested. A proxy will confer discretionary authority to management of the Corporation to vote on any matter at the next annual meeting of the Corporation's stockholders other than matters for which the Corporation received notice by a stockholder prior to March 8, 2002. A proxy will confer discretionary authority to management of the Corporation to vote on any matter at the next annual meeting of the Corporation's stockholders other than matters for which the Corporation received notice by a stockholder prior to February 10, 2002; provided, however, that if the 2002 Annual Meeting is held more than 30 days from May 23, 2002, the Corporation will notify the stockholders of a revised date for submitting notice to the Corporation.

                     ANNUAL REPORTS AND FINANCIAL STATEMENTS

         The Annual Report to Stockholders of the Corporation for the year ended December 31, 1999 is being furnished simultaneously herewith. Such report and the financial statements included therein are not to be considered a part of this Proxy Statement.

         UPON THE WRITTEN REQUEST OF ANY STOCKHOLDER, MANAGEMENT WILL PROVIDE, FREE OF CHARGE, A COPY OF THE CORPORATION'S ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED DECEMBER 31, 2000, INCLUDING THE FINANCIAL STATEMENTS AND EXHIBITS THERETO. REQUESTS SHOULD BE DIRECTED TO CHIEF FINANCIAL OFFICER, FOTOBALL USA, INC., 6740 COBRA WAY, SAN DIEGO, CALIFORNIA 92121.

                              COST OF SOLICITATION

         The cost of soliciting proxies in the accompanying form has been or will be borne by the Corporation. In addition to solicitation by mail, solicitations may be made personally, by telephone, by telegraph or by mail by officers, directors and employees of the Corporation, without additional remuneration therefore, and arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to their principals, and the Corporation may reimburse them for their reasonable out-of-pocket expenses.

         It is important that your shares be represented at the meeting. If you are unable to be present in person, you are respectfully requested to sign the enclosed proxy and return it in the enclosed stamped and addressed envelope as promptly as possible.

                                           By Order of the Board of Directors,




                                           KAREN M. BETRO
                                           Secretary
Dated:  May 29, 2001
San Diego, California

                                    APPENDIX

                         CHARTER OF THE AUDIT COMMITTEE
                                     OF THE
                               BOARD OF DIRECTORS
                                       OF
                               FOTOBALL USA, INC.

I.       AUDIT COMMITTEE PURPOSE

The Audit Committee of the Board of Directors of Fotoball USA, Inc. (the "Corporation") is appointed by the Board of Directors to assist the Board of Directors in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to:

     o Monitor the integrity of the Corporation's financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance.

     o Monitor the independence and performance of the Corporation's independent auditors.

     o Provide an avenue of communication among the independent auditors, management, and the Board of Directors.

The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities and it has direct access to the independent auditors as well as anyone in the organization. The Audit Committee has the ability to retain, at the Corporation's expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

II.      AUDIT COMMITTEE COMPOSITION AND MEETINGS

Audit Committee members shall meet the requirements of the National Association of Securities Dealers. The Audit Committee shall be comprised of three or more directors as determined by the Board of Directors, each of whom shall be independent nonexecutive directors, free from any relationship that would interfere with the exercise of his or her independent judgment. All members of the Audit Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Audit Committee shall have accounting or related financial management expertise.

Audit Committee members shall be appointed by the Board of Directors on recommendation of a nominating committee. If an audit committee Chair is not designated or present, the members of the Audit Committee may designate a Chair by majority vote of the Audit Committee membership.

The Audit Committee shall meet at least three times annually, or more frequently as circumstances dictate. The Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting. The Audit Committee should meet privately in executive session at least annually with management, the independent auditors and as a committee to discuss any matters that the Audit Committee or each of these groups believe should be discussed.

III.     AUDIT COMMITTEE RESPONSIBILITIES AND DUTIES

Review Procedures

1. Review and reassess the adequacy of this Charter at least annually. Submit the charter to the Board of Directors for approval and have the document published at least every three years in accordance with the Securities and Exchange Commission regulations.

2. Review the Corporation's annual audited financial statements prior to filing or distribution. Review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices and judgments.

3. In consultation with the management and the independent auditors, consider the integrity of the Corporation's financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control and report such exposures. Review significant findings prepared by the independent auditors together with management's responses including the status of previous recommendations.

Independent Auditors

4. The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee shall review the independence and performance of the auditors and annually recommend to the Board of Directors the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant.

5. Approve the fees and other significant compensation to be paid to the independent auditors.

6. On an annual basis, the Audit Committee should review and discuss with the independent auditors all significant relationships they have with the Corporation that could impair the auditors' independence.

7. Review the independent auditors audit plan - discuss scope, staffing, locations, reliance upon management and internal audit and general audit approach.

8. Prior to releasing the year-end earnings, discuss the results of the audit with the independent auditors. Discuss certain matters required to be communicated to audit committees in accordance with the American Institute of Certified Public Accountants a Statement of Auditing Standards No. 61.

9. Consider the independent auditors' judgments about the quality and appropriateness of the Corporation's accounting principles as applied in its financial reporting.

Legal Compliance

10. On at least an annual basis, review with the Corporation's counsel, any legal matters that could have a significant impact on the organization's financial statements, the Corporation's compliance with applicable laws and regulations, inquiries received from regulators or governmental agencies.

Other Audit Committee Responsibilities

11. Annually prepare a report to shareholders as required by the Securities and Exchange Commission. The report should be included in the Corporation's annual proxy statement.

12. Perform any other activities consistent with this Charter, the Corporation's By-laws and governing law, as the Audit Committee or the Board of Directors deems necessary or appropriate.

13. Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

Other Optional Charter Provisions:

14. Establish, review and update periodically a Code of Ethical Conduct and ensure that management has established a system to enforce this Code.

15.      Periodically perform self-assessment of audit committee performance.

16. Review financial and accounting personnel succession planning within the Corporation.

17. Annually review policies and procedures as well as audit results associated with directors' and officers expense accounts and perquisites. Annually review a summary of director and officers' related party transactions and potential conflicts of interest.

PROXY

                               FOTOBALL USA, INC.


                  ANNUAL MEETING OF STOCKHOLDERS, JUNE 21, 2001


     The undersigned hereby appoints Michael Favish and Thomas R. Hillebrandt, and each of them, his/her attorneys and proxies with full power of substitution to vote and act with respect to all shares of Common Stock of Fotoball USA, Inc. (the "Corporation") of the undersigned at the Annual Meeting of Stockholders of the Corporation to be held at 2:30 P.M., local time, on June 21, 2001 or at any adjournment(s) thereof (the "Meeting"), and instructs them to vote as indicated on the matters referred to in the Proxy Statement for the Meeting, receipt of which is hereby acknowledged, with discretionary power to vote upon such other business as may properly come before the Meeting or any adjournment(s) thereof.


               PLEASE VOTE, SIGN AND DATE THIS PROXY AND RETURN IT
                     IN THE ENCLOSED POSTAGE PAID ENVELOPE.

     This Proxy will be voted as specified. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR ALL PROPOSALS.

--------------------------------------------------------------------------------
                                                 (Continues on the reverse side)

     THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE CORPORATION. The Board of Directors recommends that you vote FOR the following proposals:


1. To elect one director to hold office until the 2004 Annual Meeting of Stockholders and until the election and qualification of their successors:

       ! FOR the nominee listed below      ! WITHHOLD AUTHORITY to vote for the
                                             nominee listed below

    Nominee:   Nicholas A. Giordano

2. To increase the number of the Corporation's shares of common stock reserved for issuance under the Corporation's 1998 Stock Option Plan (the "Plan") from 700,000 to 800,000 and increase the maximum number of shares for which options may be granted under the Plan in any fiscal year to any one employee from 125,000 to 175,000.
       ! FOR the proposal above            ! WITHHOLD AUTHORITY to vote for the
                                             proposal above


3. To transact such other business as may properly come before the Meeting.


                                    RECEIPT OF THE NOTICE OF ANNUAL MEETING AND
                                    PROXY STATEMENT IS HEREBY ACKNOWLEDGED.


                                    Dated
                                         ---------------------------------------

                                    --------------------------------------------

                                    --------------------------------------------
                                           Signature(s) of Stockholder(s)

                                    This Proxy shall be signed exactly as your name(s) appears hereon, if as attorney, executor, guardian or in some representative capacity or as an officer of a corporation, please add title as such.